                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549


                          AMENDMENT NO. 1
                                TO
                            FORM 8-KA




        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934




                  Date of Report: June 13, 1996





                  GLOBE BUSINESS RESOURCES, INC.




               Incorporated under the laws of Ohio


   0-27682                                 31-1256641
__________________               ________________________________
Commission File No.               IRS Employer Identification No.


       1925 Greenwood Avenue , Cincinnati, Ohio      45246
     _______________________________________________________
      (Address of Principal Executive Offices)    (Zip Code)


                          (513) 771-8221
     _______________________________________________________
       (Registrant s Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets
      ____________________________________

     (a)  On June 13, 1996 Globe Business Resources, Inc.
( Globe or the Company ) acquired the assets of privately owned Interim Quarters, Inc. ( Interim Quarters ), pursuant to an Asset Purchase Agreement dated as of May 31, 1996 among Globe and the owners of Interim Quarters, Kenneth L. Hixon and Ramona A. Hixon ( the seller ).

     The purchase price for the assets, plus or minus up to a $500,000 adjustment at the conclusion of an audit ( the audit ) by Price Waterhouse LLP., consists of $5,700,000 in cash, 86,700 shares of Globe's common stock, no par value and Globe's assumption of certain liabilities. At the closing, June 13, 1996, Globe assumed the liabilities (including bonuses payable to current Interim Quarters employees amounting to 13,300 shares of Globe common stock), paid $5,700,000 and delivered to the seller 36,700 shares of Globe's common stock. The other 50,000 shares shall constitute the remainder of the purchase price and shall be delivered to the seller, plus or minus the adjustment amount, after review by both parties of the audit which concluded July 26, 1996.

     The funds required for the purchase price were derived from borrowings under The Company's 1996 Credit Agreement.

     (b) Interim Quarters, base in Dallas, Texas, provides short-term housing to transferring or temporarily assigned corporate personnel, new hires, trainees and consultants. Customers of Interim Quarters are housed in spacious, comfortable, well appointed apartments or town homes, usually offering extensive recreational amenities. Interim Quarters has an inventory of over 800 housing units in the Dallas/Ft. Worth metropolitan area and had annual revenues of approximately $11 million for the year ended December 31, 1995.

Item 7.  Financial Statements and Exhibits
         _________________________________

     As of the date of filing, June 13, 1996, of current report on Form 8-K, it was impractical for the Registrant to provide the financial statements and proforma financial information required by items 7(a) and 7(b). Such financial statements and proforma financial information are now being filed by this amendment to Form 8-K.

     (a)  Financial Statements

          1. Financial statements of Interim Quarters, Inc., as of December 31, 1995 (audited).

          2. Financial statements of Interim Quarters, Inc., as of May 31, 1996 (unaudited).

     (b)  Proforma Financial Information

          1. Globe Business Resources, Inc. consolidated balance sheet as of May 31, 1996 (unaudited).

          2. Globe Business Resources, Inc. consolidated statement of income for the year ended February
               29, 1996 (unaudited).

          3. Globe Business Resources, Inc. consolidated statement of income for the three month period ended May 31, 1996 (unaudited).

     (c)  Exhibits: No.10 -   Asset Purchase Agreement dated as
                              of May 31, 1996.  (previously
                              filed)

                    No.23 -   Consent of Price Waterhouse LLP.
                              (previously filed in Form 8-KA)

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Interim Quarters, Inc.



In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Interim Quarters, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.







PRICE WATERHOUSE LLP
Dallas, Texas
July 26, 1996

                      INTERIM QUARTERS, INC.
                          BALANCE SHEET


                                           December 31,        May 31,
                                                1995            1996
                                           ______________   ____________
                                                             (Unaudited)


ASSETS:
Cash                                      $   14,804       $   494,441
Accounts receivable, less allowance
  for doubtful accounts of $75,856
  and $59,910, respectively                1,011,396           563,162
Prepaid rent                                 558,567           627,887
Security deposits receivable                  28,003            28,445
Receivables from related parties              28,435           125,936
Receivables from employees                     2,300             1,034
Property and equipment, net                1,338,955         1,272,373
Other assets                                   2,170             4,130
                                          __________        __________

    Total assets                          $2,984,630        $3,117,408
                                          __________        __________
                                          __________        __________

LIABILITIES AND SHAREHOLDERS  EQUITY:
Accounts payable                          $  104,398        $  112,792
Payroll taxes payable                        289,220               842
Advances and deposits from tenants           172,476           263,215
Other accrued liabilities                     35,227           112,994
Borrowings                                   290,996            31,562
Notes payable to related parties             746,630         1,306,208
                                          __________        __________
  Total liabilities                        1,638,947         1,827,613
                                          __________        __________

Commitments and contingencies (Note 7)
Stockholders  equity:
  Common stock, $.01 par value;
    10,000 shares authorized, 8,500 shares
    issued and outstanding                        85                85
  Paid-in capital                            231,553           221,303
  Retained earnings                        1,114,045         1,068,407
                                          __________        __________
    Total stockholders  equity             1,345,683         1,289,795
                                          __________        __________

    Total liabilities and stockholders
      equity                              $2,984,630        $3,117,408
                                          __________        __________
                                          __________        __________


The accompanying notes are an integral part of these financial statements.

                                INTERIM QUARTERS, INC.
                      STATEMENT OF INCOME AND RETAINED EARNINGS


                                           For the twelve    For the five
                                            months ended     months ended
                                            December 31,        May 31,
                                                1995             1996
                                           _____________     ____________
                                                              (Unaudited)

Revenues                                 $ 11,036,689      $ 5,487,918

Costs and expenses:
  Cost of apartment rentals and
    related items                           7,144,996        3,653,249
  Warehouse and delivery                      154,995           65,357
  Selling and advertising                     293,044          111,638
  General and administration                1,749,869          892,230
  Compensation expense to stockholders        749,896          636,458
  Depreciation and amortization               392,211          169,436
                                           __________       __________

                                           10,485,011        5,528,368
                                           __________       __________

Operating income                              551,678          (40,450)

Other income                                    4,707           11,400
Interest income                                 4,666              366
Interest expense                              (49,151)         (16,954)
                                           __________       __________

Net income                                    511,900          (45,638)

Retained earnings, beginning of period        602,145        1,114,045
                                           __________       __________

Retained earnings, end of period          $ 1,114,045      $ 1,068,407
                                           __________       __________
                                           __________       __________



The accompanying notes are an integral part of these financial statements.

                                INTERIM QUARTERS, INC.
                               STATEMENT OF CASH FLOWS


                                          For the twelve      For the five
                                           months ended       months ended
                                           December 31,          May 31,
                                               1995               1996
                                           _____________      ____________
                                                               (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                  $  511,900         $  (45,638)
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                392,211            169,436
  Salaries and interest converted to notes
    payable to related parties                 306,843                  -
  Provision for losses on accounts
    receivable                                  27,978             59,910
Changes in assets and liabilities:
  Accounts receivable                         (433,089)           291,647
  Prepaid rent                                (172,774)           (69,320)
  Other                                         (3,781)           226,492
  Accounts payable                              62,682              8,394
  Payroll taxes payable                        289,220           (288,378)
                                            __________         __________
    Net cash provided by operating
     activities                                981,190            352,543
                                            __________         __________

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment           (855,732)          (173,050)
                                            __________         __________

    Net cash used in investing
     activities                               (855,732)          (173,050)
                                            __________         __________

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings                       250,000                  -
Repayments of borrowings                      (105,861)          (259,434)
(Repayments) proceeds of notes
  payable to related parties                  (284,127)           559,578
                                            __________         __________

    Net cash (used in) provided by
      financing activities                    (139,988)           300,144
                                            __________         __________

Net (decrease) increase in cash                (14,530)           479,637
Cash at beginning of period                     29,334             14,804
                                            __________         __________
Cash at end of period                       $   14,804         $  494,441
                                            __________         __________
                                            __________         __________

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                     $   38,901
                                             __________
                                             __________



The accompanying notes are an integral part of these financial statements.

INTERIM QUARTERS, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
__________________

     Interim Quarters, Inc. (the Company) generally provides short-term housing to transferring or temporarily assigned corporate personnel, new hires, trainees and consultants. The Company had an inventory of over 800 leased housing units in the Dallas/Ft. Worth metropolitan area at December 31, 1995.

     See Note 6 regarding the acquisition of the Company s assets by Globe Business Resources, Inc. on June 13, 1996.

Use of Estimates
________________

     The financial statements, which are prepared in conformity with generally accepted accounting principles, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

Revenue Recognition
___________________

     Rental revenue is recognized ratably over the period of the tenant rental agreements.

Property and Equipment
______________________

     Property and equipment is stated at cost. Depreciation expense is provided on an accelerated basis over estimated useful lives of five to seven years. Leasehold improvements are amortized on an accelerated basis over seven to thirty-nine years. Expenditures that enhance or extend the useful lives of the assets involved are capitalized. Maintenance and repair expenditures are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income.

Fair Value of Financial Instruments
___________________________________

     The carrying amounts of cash, accounts receivable, prepaid rent, security deposits receivable, receivables from related parties and employees, accounts payable, payroll taxes payable, advances and deposits from tenants, other accrued liabilities, borrowings and notes payable to related parties approximate fair value.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                     December 31,
                                                          1995
                                                     ____________

  Furniture for apartments                             $2,187,924
  Accessories for apartments                              446,753
  Office furniture and other equipment                    172,300
  Vehicles                                                135,541
  Leasehold improvements                                   40,863
                                                       __________

                                                        2,983,381

  Accumulated depreciation and amortization             1,644,426
                                                       __________

                                                       $1,338,955
                                                       __________
                                                       __________

  The Company leases certain real property and equipment under operating leases. Remaining lease terms range from one month to three years. Rental expense was $5,814,318 for 1995.

  Minimum future rentals under noncancelable operating leases
(principally apartments) at December 31, 1995 are approximately as follows:

  1996                                                 $1,652,966
  1997                                                     50,907
  1998                                                      3,080
  Thereafter                                                   -
                                                      ___________

       Total minimum lease payments                    $1,706,953
                                                       __________
                                                       __________

3.  BORROWINGS

     The Company has various credit facilities and promissory notes with two banks aggregating $290,996. The instruments are payable on demand or are for terms shorter than one year, and bear interest at various rates ranging from 8.25% to 10.50%. These borrowings are collateralized by the Company s accounts receivable and property and equipment and are guaranteed by the Company s stockholders.

4.  INCOME TAXES

     No provision has been made for federal income taxes at December 31, 1995, as the Company is an S-Corporation for federal income tax purposes. Under this election, no federal income tax is paid by the Company inasmuch as all income is reported by the stockholders on their individual income tax returns. The recorded amounts of assets and liabilities for financial reporting purposes may differ significantly from the tax bases of these same assets and liabilities because of differences between the application of federal income tax laws and generally accepted accounting principles.

5.  RELATED PARTY TRANSACTIONS

     At December 31, 1995, the Company had accounts receivable from certain business ventures of its stockholders and other related parties aggregating $28,435. Transactions with these parties during 1995 were not significant.

     At December 31, 1995, the Company had an aggregate $746,630 in notes payable to stockholders. The notes payable accrue interest at rates ranging from 8% to 10% per annum and are payable on demand. The Company paid and accrued interest aggregating $41,000 related to the notes during 1995. The Company also paid $45,000 in rental fees to its stockholders during 1995 for the rental of certain properties owned by the stockholders and used by tenants.

6.  SUBSEQUENT EVENT

     On June 13, 1996, the majority of the Company s assets were purchased by Globe Business Resources, Inc. (Globe). The purchase price comprised $5,700,000 cash, 86,700 shares of Globe common stock (no par value) and Globe s assumption of a majority of the Company s liabilities.

7.  COMMITMENTS AND CONTINGENCIES

     The Company is party to certain legal proceedings incidental to its business. Certain claims arising in the ordinary course of business have been filed or are pending against the Company. Management believes that the claims are without merit and that the ultimate resolution of such contingencies will not have a material adverse effect on the financial position or results of operations of the Company.

                  GLOBE BUSINESS RESOURCES, INC.
               PROFORMA CONSOLIDATED BALANCE SHEET
                           (Unaudited)

                           May 31, 1996
                      (Dollars in thousands)

                                         Interim
                                Globe    Quarters   Proforma   Proforma
                             historical historical adjustments as adjusted
                             __________ __________ __________  __________

ASSETS:
Cash                           $   146    $   494       -         $   640
Accounts receivable, less
  allowance for doubtful
  accounts                       3,666        563        -          4,229
Prepaid expenses                   736        628        -          1,364
Security deposits receivable        -          28        -             28
Receivables from related
  parties                           -         126      (126) (1)        -
Receivables from employees          -           1        -              1
Rental furniture, net           40,432         -       1,819 (1)   42,957
                                                         706 (1)
Property and equipment, net      2,782      1,272       (955)(1)    3,099
Goodwill and other intangibles      -          -       3,836 (1)    3,836
Other, net                         210          5         -           215

                                ______    _______     ______      _______

  Total assets                 $47,972     $3,117     $5,280      $56,369
                                ______    _______     ______      _______
                                ______    _______     ______      _______

LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Accounts payable               $ 4,363     $  113     $  -        $ 4,476
Payroll taxes payable                -          1        -              1
Customer deposits                1,231        263        -          1,494
Accrued compensation               908          -        -            908
Accrued taxes                      769          -        -            769
Deferred income taxes            2,015          -        -          2,015
Accrued interest payable           140          -        -            140
Other accrued expenses             565        113        -            678
Notes payable to
  related parties                    -      1,306       (744)(1)      562
Debt                            12,493         32        (32)(1)   19,037
                                                       6,544 (1)
                                ______    _______      ______     _______

     Total liabilities          22,484      1,828      5,768       30,080

Common stock and other
  shareholders  equity:

Common stock, no par            18,549        221       (221)(1)   19,350
                                                         801 (1)
Retained earnings               11,023      1,068     (1,068)(1)   11,023
Fair market value in excess of
  historical cost of acquired
  net assets                    (4,084)        -           -       (4,084)
                                ______    _______       _____      ______
    Total shareholders'
      equity                    25,488      1,289       (488)      26,289
                                ______    _______       ______     _______

      Total liabilities and
        shareholders' equity   $47,972     $3,117       $5,280     $56,369
                                ______    _______       ______      _______
                                ______    _______       ______      _______



The accompanying notes are an integral part of these financial statements.

                            GLOBE BUSINESS RESOURCES, INC.
                      PROFORMA CONSOLIDATED STATEMENT OF INCOME

                                     (Unaudited)

                             Year ended February 29, 1996
                         (In thousands except per share data)


                                             Interim
                                  Globe     Quarters   Proforma    Proforma
                               historical  historical adjustments as adjusted
                               __________  __________ __________  __________

Revenues:

  Furniture rentals              $36,580     $11,037     $ 726(2)  $48,343
  Furniture sales                 13,717           -       505(2)   14,222
                                  ______     _______    ______     _______
                                  50,297      11,037     1,231      62,565
                                  ______     _______    ______     _______

Costs and expenses:
  Cost of furniture rentals        8,613           -       88 (2)    8,701
  Cost of furniture sales          7,818           -      166 (2)    7,984
  Cost of apartment rentals and
    related items                      -       7,145        -        7,145
  Warehouse and delivery           6,675         155      228 (2)    7.058
  Occupancy                        5,549           -       89 (2)    5,638
  Selling and advertising          7,332         293       78 (2)    7,703
  General and administration       6,484       1,750      347 (2)    8,581
  Compensation expense to
    stockholders                      -          750     (550)(3)      200
  Depreciation and amortization       -          392       91 (4)      483
                                  ______     _______    ______     _______

                                  42,471      10,485      537       53,493
                                  ______     _______    ______     _______

Operating income                   7,826         552      694        9,072

Other expense (income):
  Interest expense                 2,338          49      420 (5)    2,807
  Interest income                     -           (4)       4 (6)       -
  Other                              123          (5)          -       118
                                  ______      _______   ______     _______
                                   2,461          40      424        2,925

Income before income taxes         5,365         512      270        6,147

Provision for income taxes         2,136           -      315 (7)    2,451
                                  ______     _______    ______     _______

Net income                         3,229         512      (45)       3,696
                                  ______     _______    ______     _______

Preferred stock dividends            505          -         -          505
                                  ______     _______    ______     _______

Net income applicable to
  common stock                   $ 2,724     $   512    $ (45)     $ 3,191
                                  ______     _______    ______     _______
                                  ______     _______    ______     _______

Share data:
  Primary:
    Net income                     $1.03                             $1.16
    Average common shares          2,650                             2,750


The accompanying notes are an integral part of these financial statements.

                            GLOBE BUSINESS RESOURCES, INC.
                      PROFORMA CONSOLIDATED STATEMENT OF INCOME
                                     (Unaudited)

                           Three months ended May 31, 1996
                         (In thousands except per share data)


                                             Interim
                                  Globe     Quarters   Proforma    Proforma
                               historical  historical adjustments as adjusted
                               __________  __________ __________  __________

Revenues:
  Furniture rentals              $ 9,430      $3,293     $152 (2)  $12,875
  Furniture sales                  3,683          -        96 (2)    3,779
                                  ______     _______    ______     _______
                                  13,113       3,293      248       16,654
                                  ______     _______    ______     _______
Costs and expenses:
  Cost of furniture rentals        2,467           -       22 (2)    2,489
  Cost of furniture sales          2,203           -       31 (2)    2,234
  Cost of apartment rentals and
    related items                      -       2,192        -        2,192
  Warehouse and delivery           1,785          39       49 (2)    1,873
  Occupancy                        1,389           -       21 (2)    1,410
  Selling and advertising          1,868          67       18 (2)    1,953
  General and administration       1,846         535       79 (2)    2,460
  Compensation expense to
    stockholders                       -         382     (333)(3)       49
  Depreciation and amortization        -         102       19 (4)      121
                                  ______     _______    ______     _______
                                  11,558       3,317      (94)      14,781
                                  ______     _______    ______     _______

Operating income                   1,555         (24)     342        1,873

Other (income) expense:
  Interest expense                   224          10      117 (5)      351
  Interest income                      -            -      -             -
  Other                              (25)         (7)      -           (32)
                                   ______     _______   ______      _______
                                     199           3      117          319

Income before income taxes         1,356         (27)     225        1,554

Provision for income taxes           532           -       79 (7)      611
                                  ______      _______   ______     _______

Net income                       $   824      $  (27)    $146       $  943
                                  ______      _______   ______     _______
                                  ______      _______   ______     _______
Share data:
  Primary
    Net income                     $0.19                             $0.22
    Average common shares          4,254                             4,354



The accompanying notes are an integral part of these financial statements.

                  GLOBE BUSINESS RESOURCES, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE A -- On June 19, 1996 Globe acquired the assets of privately owned Instant Office Furniture, Inc. for approximately $700,000 in cash. Instant Office rents and sells office furniture to a variety of customers in Southern California. The Instant Office acquisition does not meet the significant subsidiary test and did not require separate financial statements. Due to the timing of the acquisition of Instant Office, their results are included in the proforma financial information along with Interim Quarters. The historical numbers for Interim Quarters and the proforma adjustments for Instant Office reflect the twelve month period ended December 31, 1995, representing their fiscal year prior to Globe ownership, and the three month period ended May 31, 1996.

NOTE B -- The proforma adjustments to the consolidated balance sheet are as follows:

 (1) To reflect the acquisition of Interim Quarters and Instant Office Furniture and the allocation of the purchase price on the basis of the fair market values of the assets acquired and liabilities assumed. The Components of the purchase price and its allocation to the assets and liabilities of Interim Quarters are as follows (in thousands):

   Cash from borrowings under Globe s credit
   facility to complete the Interim Quarters
   and Instant Office acquisitions and to pay
   acquisition related expenses                          $ 6,544

   Globe common stock issued in the Interim
   Quarters acquisition                                      801
                                                          ______

    Total purchase price                                   7,345

   Eliminate the retained earnings of Interim Quarters    (1,068)
   Eliminate the common stock of Interim Quarters           (221)
   Estimated fair market value of furniture, property
      and equipment for the Interim Quarters
      acquisition                                         (1,819)
   Furniture included in Interim Quarters property and
      equipment                                              955
   Estimated fair market value of furniture, property
     and equipment from the Instant Office acquisition      (706)
   Eliminate Interim Quarters assets not purchased           126
   Eliminate Interim quarters liabilities not assumed        (32)
   Eliminate Interim Quarters notes payable to related
     parties not assumed                                    (744)
                                                         _______

    Cost in excess of net assets acquired                $ 3,836
                                                         _______
                                                         _______

NOTE C -- The proforma adjustments to the condensed consolidated statements of income are as follows:

(2) The historical results of Instant Office, adjusted to conform to Globe s income statement presentation for the twelve month period ended December 31, 1995 and the three month period ending May 31, 1996.

(3) Eliminate the distribution of excess earnings to the former owners as Interim Quarters no longer operates as an S-Corporation. It is assumed that the residual compensation to stockholders represents the ongoing salary necessary to operate Interim Quarters.

(4) Net reduction in Interim Quarters historical depreciation using the new basis of rental furniture and property and equipment acquired over estimated useful lives used by Globe and the amortization of Interim Quarters goodwill on a straight-line basis over 20 years. The property and equipment is depreciated on a straight line basis over 5 years and the rental furniture is depreciated using Globe s policy of 1% per month.

(5) Interest expense on $6.5 million borrowed under Globe s existing credit facility to fund the acquisitions and eliminate historical interest expense of Interim Quarters.

(6)     Eliminate historical interest income of Interim Quarters.

(7)     Adjust (2)-(6) and the historical earnings of Interim
Quarters using an effective tax rate of 40%.

                            SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Globe Business Resources, Inc.



                                 By: David D. Hoguet
                                      ___________________________
                                      David D. Hoguet
                                      Chief Executive Officer
Signed:  September 11, 1996